Exhibit 99.1

JOE’S JEANS APPOINTS RETAIL INDUSTRY VETERAN

JOANNE CALABRESE

TO ITS BOARD OF DIRECTORS

LOS ANGELES, CALIFORNIA,  March 19, 2012 — Joe’s Jeans Inc. (Nasdaq: JOEZ) announced today that Joanne Calabrese has been appointed to the Company’s Board of Directors.

Ms. Calabrese, a 30-year veteran of the retail apparel industry, presently serves as the founder and owner of jcr3, a retail consulting firm specializing in merchandising, marketing, multi-channel retailing and strategic planning for global retail expansion.  Prior to her consulting practice, Ms. Calabrese served as President of the Americas region for The Body Shop, a personal care retailer with 450 stores in the United States, Mexico, and Canada.  Ms. Calabrese has also previously served in executive positions for other well-known retail companies, such as the Gap, Inc., Macy’s Inc., and DFS Group, the operator of Duty Free Shops.  Ms. Calabrese began her career as a buyer for shoes and fashion accessories at Marshall Field’s.

Samuel J. Furrow, Chairman of the Board of Directors, stated, “Joanne brings many years of retail industry knowledge, experience and relationships to Joe’s.  We are excited to add a person with such extensive experience in the retail industry to our Board of Directors.”  Furrow continued, “We look forward to Joanne’s guidance and input as we continue to expand the Joe’s® brand in the retail marketplace.”

Joanne Calabrese commented, “I am pleased and excited to be selected to join the Board of Directors of Joe’s Jeans.  The recent announcement of the new launch of elseTM for Macy’s underscores that this innovative group has a brilliant future.  I look forward to the opportunity to work with Joe Dahan, Marc Crossman, and my fellow board members to further the growth of this exciting company and brand.”

Leadership Capital Group, a North American- and EMEA-based search firm, assisted the Board of Directors in the search process and selection.  According to Leadership Capital Group CEO Marc Lewis, “Joanne’s experience as a senior international fashion, retail and consumer goods executive at US- and Europe-based companies, plus Board of Directors’ experience, will add immediate value to Joe’s as it continues to expand globally at retail, as well as through department and specialty store distribution.”

About Joe’s Jeans Inc.

Joe’s Jeans Inc. designs, produces and sells apparel and apparel-related products to the retail and premium markets under the Joe’s® brand and related trademarks.  More information is available at the company website at www.joesjeans.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended.  The matters discussed in this document involved estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.  All statements in this news release that are not purely historical facts are forward-looking statements, including statements containing the words “intend,” “believe,” “estimate, “project,” “expect” or similar expressions.  Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to: the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; continued acceptance of the Joe’s® brand in the marketplace; successful implementation of any growth or strategic plans; the ability of the Company to be successful in its growth strategy, the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the Company’s financial performance or strategies; the highly competitive nature of the Company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company’s ability to respond to the business environment and fashion trends; effective inventory management; the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of its operations, which access may be adversely impacted by a number of factors, including the reduced availability of credit generally and the substantial tightening of the credit markets, including lending by financial institutions, who are sources of credit for the Company, the recent increase in the cost of capital, the level of the Company’s cash flows, which will be impacted by the level of consumer spending and retailer and consumer acceptance of its products; the ability to generate positive cash flow from operations; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; the risk that acts or omissions by the company’s third party vendors could have a negative impact on the company’s reputation; a possible oversupply of denim in the marketplace; and other risks.  The Company discusses certain of these factors more fully in its additional filings with the SEC, including its last annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC, and this release should be read in conjunction with those reports, together with all of the Company’s other filings, including current reports on Form 8-K, made with the SEC through the date of this release.  The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and the Company  undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made.  Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:

Joe’s Jeans Inc.

Hamish Sandhu

323-837-3700 x 304

(Investor Relations)

Alejandra Dibos

alejandra@joesjeans.com

(Press)